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                                                                   EXHIBIT 10.26

                             NUEVO ENERGY COMPANY
                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") made this first day of July, 1997 by and between Nuevo Energy Company, a Delaware corporation ("Employer") and Dennis Hammond ("Employee").


                             TERMS AND CONDITIONS

1.  EMPLOYMENT.

     This Agreement supersedes, amends and replaces any Employment Agreements, whether written or oral. Employer hereby employs Employee and Employee hereby accepts employment with Employer. In this position, Employee shall comply with all employment policies, rules, regulations and special instructions of Employer.

2.  STANDARD OF PERFORMANCE.

     a. Employee agrees to serve Employer diligently, to perform all duties to the best of Employee's ability, to devote full time and best efforts to the conduct of Employer's business, to be loyal and faithful at all times, and to constantly endeavor to improve Employee's ability and knowledge of Employer's business so as to increase the value of Employee's service for the mutual benefit of Employee and Employer.

     b. During the term of this Agreement, Employee shall not engage in any other employment, nor shall Employee accept employment from or perform duties or render services to or for any other person or entity other than Employer. Nothing herein contained shall be construed to prohibit (i) passive non-competitive investment, (ii) or second jobs that are non-competitive with Employer's business; however, Employee shall not hold a second job unless the president or a vice president of Employer consents to same in writing.

3.  TERMS OF EMPLOYMENT.

     a. Employee's term of employment hereunder shall from this day forward immediately upon the execution of this agreement be in effect.

     b. Employer and Employee agree that the term of employment under this Agreement is at the will of Employer, and that no specific length of employment has been agreed to. Either Employer or Employee may terminate Employee's employment hereunder at any time and for any lawful reason.

4.  COMPENSATION.

     a. In full payment for Employee's services and subject to Employee's full performance of Employee's obligations as set forth in this Agreement, Employer agrees to pay employee compensation of monthly base wages of $13,333.34 payable in semi-monthly installments.
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     b.  Employee is eligible for an annual bonus and stock option and stock bonus award as determined by the Compensation Committee of the Board of Directors of Nuevo Energy Company.

5.  TERMINATION PACKAGE.

     In the event of a Change of Control (as defined below), the Employee, upon voluntarily executing a Release furnished by the Company, will receive two (2) years salary and bonus (calculated based on the average of the last two year's bonus award) if not offered an equivalent job (as defined below) with the purchaser or subsequent operator of Nuevo's assets. Vested stock options will be exercisable for up to 365 days from termination. In addition the company will pay COBRA insurance premiums for eighteen months on behalf of the employee's current plan election.

     CHANGE OF CONTROL: If following a change of control, Employee is subsequently terminated by the Company other than for just cause or Employee voluntarily terminates if such termination was the result of a good faith determination by the Employee that as a result of the Change of Control he is unable to discharge effectively his present duties or the duties of the position which he occupied just prior to the Change of Control. Change of Control shall be deemed to have occurred if

     (a) individuals who were directors of Nuevo Energy Company immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of Nuevo Energy Company (or of the Board of Directors of any successor to Nuevo Energy Company or to all or substantially all of its assets), or

     (b) any entity, person or group other than Nuevo Energy Company or a subsidiary of Nuevo Energy Company acquires shares of Nuevo Energy Company in a transaction or series of transactions that result in such entity, person or group directly or indirectly owning beneficially fifty-one percent or more of the outstanding shares.

     EQUIVALENT JOB: The Employee's level of responsibility or compensation will not be reduced or materially altered.

     Execution of this agreement excludes the Employee from any other Nuevo Severance Plans.

6.  TERMINATION OF EMPLOYMENT.

     a. This Agreement shall automatically terminate on the occurrence of any one of the following events:

     (1) The death of the Employee.
     (2) Termination for cause or the willful breach of any duty, or neglect, or failure on the part of the Employee to perform any duties, unless waived by the Employer.
     (3) Voluntary termination by Employee.

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     (4) Anything herein contained to the contrary notwithstanding, in the event that Employer shall discontinue operating its business in the State of Texas, in which case this agreement shall cease and terminate on the last day of the month in which Employer ceases operations at said location.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written, and Employee acknowledges that he/she has read and understands the entire content of this Agreement and that he/she has received a copy of this Agreement.


CONCUR:                                    EMPLOYER:
                                           NUEVO ENERGY COMPANY


------------------------  ---------        --------------------------  ---------
Gary R. Peterson          Date             Douglas L. Foshee           Date
Compensation Committee                     President & CEO


                                           EMPLOYEE:



                                           --------------------------  ---------
                                           Employee Signature          Date



                                           --------------------------
                                           Employee Name (Print)

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